SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                Affymetrix, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                           Delaware                         77-0319159
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     (State of Incorporation or Organization)               (I.R.S. Employer
                                                            Identification no.)

3380 Central Expressway, Santa Clara, California            95051
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     (Address of Principal Executive Offices)               (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:________
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                     Name of Each Exchange on Which
     to be so Registered                     Each Class is to be Registered
     -------------------                     ------------------------------


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Securities to be registered pursuant to Section 12(g) of the Act:

                        Preferred Stock Purchase Rights
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                                (Title of Class)

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                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.
        --------------------------------------------------------

         On February 7, the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), entered into Amendment No. 1 (the "Amendment") to the Rights Agreement, dated October 15, 1998, between the Company and the Rights Agent (the "Rights Agreement"). The Amendment extends the expiration date of the Rights Agreement until February 7, 2010. The Amendment also increases the Purchase Price for each one one-thousandth of a share of Series B Preferred Stock purchasable upon the exercise of a Right to $1,250. The effective date of the Amendment is February 7, 2000.

         The text of the Amendment is attached as Exhibit 4.1 and incorporated herein by reference. The foregoing description of the Amendment is qualified by reference to Exhibit 4.1.

Item 2. Exhibits.
        --------

         4.1 Amendment No. 1 to Rights Agreement, dated as of February 7, 2000, between Affymetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

         99.1  Press Release issued by Affymetrix, Inc., dated February 7, 2000.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 29 2000               AFFYMETRIX, INC.

                                    By: /s/ Vern Norviel
                                        ----------------------------------------
                                        Name:   Vern Norviel
                                        Title:  Senior Vice President and
                                                General Counsel